Exhibit 10.1 Execution Version EXCHANGE OFFER SUPPORT AGREEMENT THIS EXCHANGE OFFER SUPPORT AGREEMENT DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED, AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS. NOTHING CONTAINED IN THIS EXCHANGE OFFER SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. THIS EXCHANGE OFFER SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS EXCHANGE OFFER SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS EXCHANGE OFFER SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. This Exchange Offer Support Agreement (this “Agreement”), dated as of June 24, 2024, is entered into by and among Finance of America Funding LLC (“FOA Funding”), Finance of America Equity Capital LLC (“FOA Equity Capital”), Finance of America Holdings LLC, Incenter LLC, Finance of America Mortgage LLC, Finance of America Reverse LLC, and MM Risk Retention LLC (collectively, the “Companies”), and each of the undersigned holders of, or the investment advisor, sub-advisor or manager to a beneficial or legal holder or holders of (and in such capacity having the power to direct the voting and disposition of the notes held by such holder(s)) the 2025 Unsecured Notes (as defined herein) (each, an “Initial Consenting Noteholder” and, collectively, the “Initial Consenting Noteholders”). The Companies, the Consenting Noteholders and any subsequent holder or beneficial holder of the 2025 Unsecured Notes that becomes a party hereto by executing a Joinder Agreement substantially in the form attached as Exhibit A hereto (the “Joinder Agreement”) (together with the Initial Consenting Noteholders, the “Consenting Noteholders”), are referred to herein as the “Parties.” WHEREAS, FOA Funding issued $350.0 million aggregate principal amount of its 7.875% Senior Notes due 2025 (the “2025 Unsecured Notes”) pursuant to that certain Indenture, dated as of November 5, 2020, by and between FOA Funding, as Issuer, FOA Equity Capital, as Parent Guarantor, the subsidiary guarantors thereunder, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (as amended and supplemented to the date hereof, the “Unsecured Notes Indenture”); WHEREAS, in accordance with the terms, and subject to the conditions, set forth in that certain Exchange Term Sheet attached hereto as Exhibit B (including the Proposed Amendments (as defined below) set forth therein, the “Exchange Term Sheet”), the Companies propose to offer to exchange the 2025 Unsecured Notes held by each Consenting Noteholder and all other holders of the 2025 Unsecured Notes (the “Exchange Offer”) for (i) up to $200.0 million aggregate principal amount of 7.875% Senior Secured First Lien Notes due 2026 (the “New First Lien Notes”) and (ii) up to $150.0 million aggregate principal amount of 10.000% Exchangeable Senior

2 First Lien Notes due 2029 (the “New First Lien Exchangeable Notes” and, together with the New First Lien Notes, the “New Securities”), on a ratable basis per $1,000 principal amount of 2025 Unsecured Notes exchanged and subject to ratable reduction on a dollar for dollar basis based on the aggregate principal amount of 2025 Unsecured Notes that do not participate in the Exchange Offer, if any, each as described more fully in the Exchange Term Sheet; WHEREAS, in conjunction with the Exchange Offer, the Companies are seeking certain amendments, as further set forth in the Exchange Term Sheet, to the Unsecured Notes Indenture (the “Proposed Amendments”) pursuant to a consent solicitation (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”); WHEREAS, if the Companies receive the consents required to effect the Proposed Amendments as set forth in the Exchange Term Sheet, it is contemplated that the Proposed Amendments to the Unsecured Notes Indenture will become operative on the settlement date of the Exchange Offer and Consent Solicitation (the “Settlement Date”); and WHEREAS, the Consenting Noteholders beneficially own, as of the date hereof, the aggregate principal amount of 2025 Unsecured Notes set forth below its name on the signature page hereto (which collectively represents approximately 71.1% of the aggregate principal amount of the 2025 Unsecured Notes), and each Consenting Noteholder is hereby willing to agree to tender all such 2025 Unsecured Notes in the Exchange Offer in accordance with the conditions set forth in this Agreement, and provide its consent with respect to all such 2025 Unsecured Notes to the Proposed Amendments in the Consent Solicitation, each in the manner, on the terms and subject to the conditions set forth herein and in the Exchange Term Sheet. NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: Section 1. Conditions to Agreement Effectiveness. This Agreement, and the rights and obligations of the Parties hereunder, shall become effective and binding upon each of the Parties immediately upon the first date (such date, the “Agreement Effective Date”) on which counsel to each of the Parties has received duly executed counterpart signature pages to this Agreement from (a) each of the Companies and (b) the Consenting Noteholders and (ii) the Consenting Noteholder Counsel Fees and Expenses (as defined below) incurred through the date thereof have been paid in full. Section 2. Definitive Documents. The documents, instruments and agreements governing the Exchange Offer and Consent Solicitation (collectively, the “Definitive Documents”) shall include: (a) any offering memoranda used in connection with the Exchange Offer and any other securities offering or exchange offer documents used in connection with the Exchange Offer;

3 (b) any consent solicitation statements or other solicitation materials, including any related notices, ballots, or other election forms used in connection with the Consent Solicitation, which may be combined with any offering memoranda referred to in clause (a); (c) any indentures to be entered into in connection with the Exchange Offer, including, but not limited to, those governing the New First Lien Notes and the New First Lien Exchangeable Notes; (d) any security or collateral documents entered into in connection with the New First Lien Notes and the New First Lien Exchangeable Notes; (e) any intercreditor agreements entered into in connection with the New First Lien Notes and the New First Lien Exchangeable Notes; and (f) any supplemental indentures with respect to the Unsecured Notes Indenture entered into in connection with the Consent Solicitation to effectuate the Proposed Amendments. The Definitive Documents remain subject to negotiation and completion and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and, except where otherwise specified in this Agreement or agreed to in writing by the Parties, shall otherwise be in form and substance acceptable to the Companies and the Initial Consenting Noteholders. Section 3. Exchange Term Sheet. The Exchange Term Sheet and each of the other exhibits attached hereto and thereto are fully incorporated by reference herein and are made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate all such exhibits, including the Exchange Term Sheet; provided, however, (a) to the extent that there is a conflict between this Agreement and the Exchange Term Sheet, the terms and provisions of the Exchange Term Sheet shall govern, and (b) to the extent that there is a conflict between the Exchange Term Sheet or this Agreement and the Definitive Documents, the terms and provisions of the Definitive Documents shall govern. Neither this Agreement nor the Exchange Term Sheet, nor any provision hereof or thereof, may be modified, waived, amended, or supplemented, except in accordance with Section 15 hereof. Section 4. Agreements of the Parties. (a) Agreements of the Consenting Noteholders. During the period commencing as of the Agreement Effective Date until the termination of this Agreement (the “Agreement Effective Period”), and subject to the terms and conditions contained in this Agreement and the Definitive Documents, each Consenting Noteholder, severally and not jointly, agrees and covenants:

4 (1) to take (and cause its Affiliates,1 and direct their respective representatives, agents and employees to take) all commercially reasonable actions reasonably requested by the Companies and necessary to support and achieve the consummation of the Exchange Offer and Consent Solicitation, including the transactions set forth in this Agreement, within the timeframes outlined herein, including by (x) tendering or causing to be tendered any and all 2025 Unsecured Notes beneficially owned or controlled by such Consenting Noteholder into the Exchange Offer in accordance with the Exchange Term Sheet and the Definitive Documents, in any event prior to the earlier of (i) the early tender date (if any) of the Exchange Offer in accordance with the Definitive Documents and (ii) expiration date of the Exchange Offer in accordance with the Definitive Documents (such earlier date, the “Tender Date”) and (y) consenting, voting or exercising any power or rights available to it, in each case, in favor of any matter requiring voting, approval, or action to implement the Exchange Offer and Consent Solicitation, including the Proposed Amendments; (2) that it will not revoke any tender or consent made in the Exchange Offer or Consent Solicitation, subject to the termination of this Agreement pursuant to Section 7, Section 8, Section 9 or Section 10 hereof (for the avoidance of doubt if this Agreement is terminated prior to consummation of the Exchange Offer and Consent Solicitation, such tender and consents may be revoked at any time after such termination); (3) to execute any customary and reasonable document and give any customary and reasonable notice, order, instruction, or direction necessary to support, facilitate, implement, consummate, or otherwise give effect to its agreements hereunder in respect of the Exchange Offer and Consent Solicitation; (4) that it shall not, directly or indirectly, object to, delay, impede or take (or cause any other person or entity to take) any other action, or refrain from taking any action, that would delay or interfere with, directly or indirectly, in any respect, acceptance or implementation of the Exchange Offer and Consent Solicitation; (5) that it shall not take any actions inconsistent with the terms of this Agreement, the Exchange Term Sheet, the Definitive Documents or the consummation of the Exchange Offer and Consent Solicitation, and shall take such additional commercially reasonable actions reasonably necessary to effect the agreements contained herein; (6) to negotiate and implement the Definitive Documents in good faith and execute and deliver each Definitive Document to which it is required to be a party as contemplated by this Agreement; and 1 “Affiliates” shall mean with respect to any specified person or entity, any other person or entity directly, or indirectly through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such specified person or entity (for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by agreement, or otherwise).

5 (7) not to sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise encumber or dispose of, directly or indirectly in whole or in part (each, a “Transfer”) any 2025 Unsecured Notes or any claims against the Company Parties arising thereunder (collectively with the 2025 Unsecured Notes, “Claims”) (and cause its Affiliates, other than Affiliates acting as Qualified Marketmakers2 with respect to such Claims, not to), and any purported Transfer of Claims shall be void ab initio and without effect, unless the transferee thereof (x) is a Consenting Noteholder party hereto or an Affiliate of a Consenting Noteholder party hereto that would be bound by the obligations contained herein, (y) prior to the Transfer, agrees to be bound by all of the terms of this Agreement and delivers a Joinder Agreement, at which time the Permitted Transferee shall become a Consenting Noteholder for all purposes hereunder or (z) is any of the Companies that is repurchasing such 2025 Unsecured Notes solely as necessary to effect the Exchange Offer pursuant to the terms of this Agreement; provided, for the avoidance of doubt, that no Consenting Noteholder shall be required to take any action under this clause (a) to the extent such action is (x) prohibited by applicable law, rule or governmental regulation or (y) would reasonably be expected to otherwise result in any payment obligations, fees, expenses or liabilities of any kind (other than customary transfer fees incurred in connection with any transfer that complies with clause (7) of this Section 4(a)), except, in the case of this clause (y), to the extent such Consenting Noteholder has received an indemnity from the Companies reasonably satisfactory to it. (b) Commitments of the Companies. During the Agreement Effective Period, each of the Companies agrees and covenants, subject to its obligations under applicable law and regulations: (1) to use commercially reasonable efforts to take or cause to be taken all actions reasonably necessary to consummate the Exchange Offer and Consent Solicitation on the terms and subject to the conditions set forth in the Exchange Term Sheet and cause the issuance and delivery, on the Settlement Date, of the New First Lien Notes and New First Lien Exchangeable Notes, as more fully described in the Exchange Term Sheet; (2) to take no actions materially inconsistent with this Agreement, the Exchange Term Sheet, the Definitive Documents or the consummation of the Exchange Offer and Consent Solicitation, and shall take such additional actions reasonably necessary to effect the agreements contained herein; (3) on or about the Settlement Date, to cancel all 2025 Unsecured Notes held by any of the Companies and all 2025 Unsecured Notes validly tendered and accepted for exchange pursuant to the Exchange Offer and Consent Solicitation; 2 “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to Claims (or enter with customers into long and short positions in Claims), in its capacity as a dealer or market maker in Claims, (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt), and (c) who disposes of any Claims within 15 days of acquiring such Claims.

6 (4) to use commercially reasonable efforts to obtain additional support for the Exchange Offer and Consent Solicitation from other holders of 2025 Unsecured Notes; (5) to not, directly or indirectly, object to, delay, impede or take (or cause any other person or entity to take) any action to interfere with the approval, confirmation, acceptance, implementation or consummation of the Exchange Offer and Consent Solicitation; (6) use commercially reasonable efforts to obtain any regulatory and/or third party approvals necessary to consummate the Exchange Offer and Consent Solicitation; (7) to negotiate and implement the Definitive Documents in good faith and execute and deliver each Definitive Document to which it is required to be a party; and (8) to take such other actions that may be reasonably requested by any Consenting Noteholder to facilitate the performance of its obligations described in clause (a) above. Section 5. Representations and Warranties of Each Party. Each of the Parties severally represents and warrants as to itself only to each of the other Parties hereto that the following statements are true and correct as of the date hereof: (a) Power and Authority. It is duly organized, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement. (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or similar action on its part. (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party. (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except the New York Stock Exchange, assuming the accuracy of the Consenting Noteholders’ representations in Section 6 hereof. (e) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

7 (f) No Similar Agreement. Except as expressly provided by this Agreement, it is not party to any transaction support, coordination agreement or similar agreements or arrangement with other Parties to this Agreement that have not been disclosed to all Parties to this Agreement. Section 6. Additional Representations and Warranties of the Consenting Noteholders. Each of the Consenting Noteholders severally represents and warrants as to itself only to each of the other Parties hereto that the following statements are true and correct as of the date hereof (or as of the date such Consenting Noteholder becomes a party hereto): (a) Ownership and Voting and Consent Authority of the 2025 Unsecured Notes. (1) (i) Such Consenting Noteholder, as of the date hereof, beneficially owns the aggregate principal amount of 2025 Unsecured Notes and number of Class A Common shares issued by Finance of America Companies, Inc. (“FOA,” and such shares, “FOA Common Shares”) set forth below such Consenting Noteholder’s name on the signature page hereto or its Joinder Agreement, as applicable, and has, with respect to the beneficial owner(s) of the principal amount of such 2025 Unsecured Notes set forth under such Consenting Noteholder’s name on the signature page hereto or its Joinder Agreement, as applicable, (x) sole investment or voting discretion, (y) full power and authority to vote on and consent to matters concerning such 2025 Unsecured Notes and to exchange, assign, and transfer such 2025 Unsecured Notes, and (z) full power and authority to bind or act on the behalf of such beneficial owner(s). (2) Other than the aggregate principal amount of 2025 Unsecured Notes set forth below such Consenting Noteholder’s name on the signature page hereto or its Joinder Agreement, as applicable, such Consenting Noteholder and its Affiliates do not (i) own any other 2025 Unsecured Notes or (ii) have investment or voting discretion with respect to any other 2025 Unsecured Notes. (3) The aggregate principal amount of 2025 Unsecured Notes set forth below such Consenting Noteholder’s name on the signature page hereto or its Joinder Agreement, as applicable, are, and any Additional Notes (defined below) acquired by the Consenting Noteholder or its Affiliates following the Agreement Effective Date, in each case, shall be, free and clear of any pledge, security interest, claim, lien, voting restriction, right of first refusal, pledge limitation or other encumbrance of any kind. (b) Securities Act. Such Consenting Noteholder is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) or (2) a non-U.S. person under Regulation S under the Securities Act, and (ii) has acquired any securities of the Companies in connection with the Exchange Offer for investment and not with a view to distribution or resale in violation of the Securities Act. Section 7. Termination of Obligations by Consenting Noteholders. Upon the occurrence of a Consenting Noteholder Termination Event (as defined below), this Agreement may be terminated by, and such termination shall be effective upon, delivery of a written notice (which may be by email) from the Consenting Noteholders that hold, in the aggregate, at least

8 50.1% of outstanding principal amount of 2025 Unsecured Notes held by all Consenting Noteholders, which must include the affirmative consent of each of Brigade Capital Management LP, Anchorage Capital Advisors, L.P., and Beach Point Capital Management LP (collectively, the “Required Consenting Noteholders”) in accordance with Section 18 below to the other Parties and the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force or effect with respect to each Party; provided that for purposes of determining whether the Required Consenting Noteholder conditions have been satisfied, any Consenting Noteholder whose own actions give rise to the relevant breach shall not be included or required for such purposes. “Consenting Noteholder Termination Event” means: (a) if any of the Companies breaches in any material respect any of its obligations, representations, warranties, or covenants contained in this Agreement, which breach remains uncured for a period of three (3) business days from the date such breaching Company or Companies, as applicable, receives a written notice of such breach from the Required Consenting Noteholders; (b) the Companies shall have publicly announced their intention to terminate the Exchange Offer; (c) the Exchange Offer and Consent Solicitation shall not have been consummated on or before September 30, 2024 (the “Outside Date”); (d) (i) any Definitive Document is inconsistent in any material respect with the terms and conditions set forth in this Agreement and the Exchange Term Sheet or (ii) any Definitive Document is waived, amended, modified, or supplemented in a manner that is inconsistent in a material manner with the terms and conditions set forth in this Agreement, in each case, which has not been reversed or cured within one (1) business day after the Companies receive written notice from the Consenting Noteholders; (e) the Companies shall have failed to timely pay the Consenting Noteholder Counsel Fees and Expenses; (f) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of the Exchange Offer or any material portion of the Consent Solicitation; (g) the occurrence of any Event of Default under the Unsecured Notes Indenture that is not subject to forbearance or waiver or that is not otherwise cured prior to the termination of this Agreement; (h) any of the Companies initiate or commence voluntary cases under the United States Bankruptcy Code or any other insolvency proceeding (whether in the United States or otherwise) or an order for relief is entered in connection with any involuntary proceeding filed against any of the Companies;

9 (i) if, (x) no later than five business days prior to the deadline for holders of 2025 Unsecured Notes to provide their consent to participate in the Exchange Offer and Consent Solicitation (the “Consent Deadline”), the Libman Parties (as defined in the Unsecured Notes Indenture) have not submitted an affirmative consent to participate and exchange all of the 2025 Unsecured Notes held by the Libman Parties as of the date hereof (which for purposes of this agreement shall be no less than the amount specified by the Company in email to the Consenting Noteholder Counsel on June 24, 2024) pursuant to the Exchange Offer and Consent Solicitation on the same terms as the Consenting Noteholders or (y), within five business days of the Consent Deadline, any of the Libman Parties revoke their consent or otherwise withdraw any portion of their 2025 Unsecured Notes from participation in the Exchange Offer and Consent Solicitation; and (j) any of the Companies shall have issued a notice purporting to terminate this Agreement pursuant to Section 8. At any time after a Termination Event has occurred, the Required Consent Noteholders may waive the occurrence of the Termination Event. No such waiver of a Termination Event shall affect any subsequent Termination Event or impair any right consequent thereon and such Consenting Noteholders shall have no liability to the other Parties or each other in respect of any termination of this Agreement in accordance with the terms hereof. Notwithstanding anything to the contrary herein, no Consenting Noteholder may terminate this Agreement pursuant to this Section 7 (or count towards the vote of the Required Consenting Noteholders needed to terminate this Agreement) if said terminating Consenting Noteholder (or Consenting Noteholders) failed to perform or comply in all material respects with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of the Termination Event specified herein. Section 8. Termination of Obligations by the Companies. Upon the occurrence of a Company Termination Event (as defined below), this Agreement may be terminated by delivery of a written notice in accordance with Section 18 below by the Companies (or either of them) to the other Parties and the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force or effect with respect to each Party. “Company Termination Event” means: (a) if any Consenting Noteholder breaches in any material respect any of their obligations, representations, warranties, or covenants contained in this Agreement, which breach remains uncured for a period of ten (10) business days from the date counsel to the Consenting Noteholders receives a written notice of such breach from the Companies; (b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of the Exchange Offer or any material portion of the Consent Solicitation; or (c) the Exchange Offer and Consent Solicitation shall not have been consummated on or before the Outside Date.

10 At any time after a Company Termination Event has occurred, the Companies (or either of them) in their sole discretion may waive the occurrence of the Company Termination Event. No such waiver shall affect any Consenting Noteholder’s rights with respect to any Termination Event or the Companies’ rights with respect to any subsequent Company Termination Event or impair any right consequent thereon and the Companies shall have no liability to the other Parties or each other in respect of any termination of this Agreement in accordance with the terms hereof. Notwithstanding anything to the contrary herein, no Company may terminate this Agreement pursuant to this Section 8 if any Company (or Companies) failed to perform or comply in all material respects with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of the Termination Event specified herein. Section 9. Automatic Termination. This Agreement shall automatically terminate without any further required action or notice upon the consummation of the Exchange Offer and Consent Solicitation and the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force or effect with respect to each Party. Section 10. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the consummation of the Exchange Offer and Consent Solicitation by mutual written consent of the Companies and the Required Consenting Noteholders. Section 11. Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Parties to sustain damages for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that in the event of any such breach the other Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such Parties may be entitled, at law or in equity. Section 12. Additional Notes. This Agreement shall in no way be construed to preclude the Consenting Noteholders or its Affiliates from acquiring additional 2025 Unsecured Notes (“Additional Notes”), provided however, that (i) if a Consenting Noteholder or its Affiliates acquires Additional Notes after executing this Agreement, the acquiring Consenting Noteholder or its Affiliate, as applicable, shall notify counsel to the Companies of such acquisition within two (2) business days after the closing of such trade, and (ii) any such Additional Notes shall automatically and immediately upon acquisition by a Consenting Noteholder or its Affiliates be deemed to be subject to all of the terms of this Agreement whether or not notice of such acquisition is given to the Companies; provided further, that any Additional Notes acquired by any Affiliate of a Consenting Noteholder acting in its capacity as a Qualified Marketmaker shall not be required to be subject to the terms hereof to the extent that such Affiliate disposes of such Additional Notes within (15) calendar days of acquisition thereof. Any Additional Notes held by an Affiliate that is a Qualified Marketmaker after (15) calendar days from the date of initial acquisition of such Additional Notes shall be automatically and immediately deemed subject to the terms of this Agreement. Section 13. Cooperation and Support. The Parties shall cause each of their subsidiaries and controlled Affiliates to cooperate with each other in respect of all matters concerning the implementation and consummation of the transactions contemplated hereby. Furthermore, subject

11 to the terms of this Agreement, each of the Parties shall cause each of their subsidiaries and Affiliates to take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. Notwithstanding anything to the contrary in this Section 14, to the extent that any Consenting Noteholder lacks authority to bind its controlled Affiliates, this Section 14 shall not require such Consenting Noteholder to bind such controlled Affiliates; provided that such Consenting Noteholder shall take all commercially reasonable steps reasonably requested by the Company Parties to attempt to secure the cooperation of any such Affiliates. Section 14. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities. Section 15. Amendments. This Agreement may not be modified, amended or supplemented except in a writing signed by the Companies and the Initial Consenting Noteholders; provided, however, that any such modification, amendment or supplement that relates solely to a specific Consenting Noteholder and does not adversely affect any other Consenting Noteholder shall require only a writing signed by the Companies and such specific Consenting Noteholder. Section 16. No Waiver. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance. Section 17. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, located in the Borough of Manhattan, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 18. Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile or e-mail (and confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following

12 addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties: (a) if to the Companies, to: c/o Finance of America Funding LLC 5830 Granite Parkway Suits 400, Plano, TX 75024 Telephone: [******] Attention: Lauren Richmond, Chief Legal Officer & General Counsel with copies (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000 Attention: Sunny Singh and Marisa Stavenas and Simpson Thacher & Bartlett LLP 900 G Street NW Washington, DC 20001 Telephone: (202) 636-5500 Attention: William R. Golden (b) if to the Consenting Noteholders, to: (i) such Consenting Noteholders at the address shown for each such member on the applicable signature page hereto or to the attention of the person who has signed this Agreement on behalf of such Consenting Noteholder with a copy to: with copies (which shall not constitute notice) to: Sidley Austin LLP 787 7th Ave New York, New York 10019 Telephone: (212) 839-5300 Attention: Neil E. Horner, Anthony Grossi, and Jason Hufendick Section 19. Expenses of the Consenting Noteholders. The Companies hereby agree to pay the reasonable and documented fees and expenses of Sidley Austin LLP as counsel to the Consenting Noteholders (“Consenting Noteholders’ Counsel” and, such fees and expenses, the “Consenting Noteholders’ Counsel Fees and Expenses”) in connection with this Agreement, the Exchange Offer, the Consent Solicitation and the transactions contemplated hereby and thereby in accordance with the terms of that certain fee letter dated as of April 16, 2024 among Sidley Austin LLP and FOA Equity Capital (the “Sidley Fee Letter”). For the avoidance of doubt, to the

13 extent of any conflicts between the Sidley Fee Letter and this Section 19, the Sidley Fee Letter shall govern. Section 20. Entire Agreement. This Agreement (together with the exhibits hereto) constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect thereto other than any confidentiality agreement or non-disclosure agreement executed by any Consenting Noteholder on one hand and FOA Equity Capital on the other hand and the Sidley Fee Letter. Section 21. Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement. Section 22. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of each of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. Section 23. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties (including, for the avoidance of doubt, each Consenting Noteholder) under this Agreement are, in all respects, several and not joint. Section 24. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party. Section 25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by email shall be effective as delivery of a manually executed signature page of this Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Section 26. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto, and no other person or entity shall be a third party beneficiary hereof. Section 27. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Section 28. Additional Parties. Without in any way limiting the provisions hereof, additional holders of 2025 Unsecured Notes may elect to become Parties by executing and

14 delivering to the Companies an executed Joinder Agreement. Such additional holders shall become a party to this Agreement as a Consenting Noteholder in accordance with the terms of this Agreement. Section 29. Public Disclosure. Each of the Consenting Noteholders hereby consents to the disclosure of this Agreement by the Companies or the Companies’ direct or indirect parent entity, Finance of America Companies Inc. (“Parent”) and consents to the inclusion of such disclosure in any filings by the Companies or Parent with the Securities and Exchange Commission (the “SEC”) or as required by law or regulation; provided that it is expressly understood by the Parties that none of the Consenting Noteholders consent to any disclosure of their individual holdings of the 2025 Unsecured Notes and the Companies hereby agree to keep such information confidential, unless such disclosure is required by applicable law or regulations of any applicable stock exchange or governmental authority (each, an “Authority”), in which case, the Companies shall (x) provide each of the Consenting Noteholders with advance notice of the intent to disclose and provide such Consenting Noteholders with the reasonable opportunity to review and comment on the proposed disclosure to be provided by the Companies (if permitted by the applicable Authority), (y) only disclose such information as is required to be disclosed by the applicable Authority and (z) to the extent this Agreement will be filed publicly with the SEC by the Companies, the Companies shall either (i) file with the SEC a form of this Agreement that does not include the individual holdings of the Consenting Noteholders in lieu of filing an executed version or (ii) use commercially reasonable efforts to obtain confidential treatment with respect to the individual holdings of the Consenting Noteholders included in this Agreement at or prior to filing the executed version of this Agreement with the SEC. The Companies shall provide drafts of any press release announcing any transaction related to the Exchange Offer and Consent Solicitation to the Consenting Noteholders’ Counsel at least one (1) calendar day prior to the issuance of any such press release. Section 30. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Companies or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel. (a) Relationship Among Parties. (1) Notwithstanding anything to the contrary herein, the duties and obligations of the Consenting Noteholders under this Agreement shall be several, and neither joint nor joint and several. None of the Consenting Noteholders shall have by virtue of this Agreement any fiduciary duty or any other duty of trust or confidence in any form to each other, any Consenting Noteholder, any Company or Affiliate thereof, or any of the Companies’ or their respective affiliates’ creditors or other stakeholders. None of the Consenting Noteholders shall have by virtue of this Agreement any duties or responsibilities to each other, any Consenting Noteholder, any Company or Affiliate thereof, or any of the Companies’ or their respective affiliates’ creditors or other stakeholders, and there are no commitments among or between the Consenting Noteholders, except as expressly set forth in this Agreement. It is understood and

15 agreed that any Consenting Noteholder may trade in any debt or equity securities of any Companies without the consent of the Companies or any other Consenting Noteholder, subject to applicable securities laws, the terms of any non-disclosure agreement with the Companies, the terms of this Agreement, and the terms of the Definitive Documents. No prior history, pattern or practice of sharing confidences among or between any of the Consenting Noteholders, and/or the Companies shall in any way affect or negate this understanding and agreement. The Parties acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any securities of any of the Companies and shall not be deemed, as a result of its entering into and performing its obligations under this Agreement, to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. For the avoidance of doubt: (1) each Consenting Noteholder is entering into this Agreement directly with the Companies and not with any other Consenting Noteholder, (2) no other Consenting Noteholder shall have any right to bring any action against any other Consenting Noteholder with respect this Agreement (or any breach thereof), other than in accordance with this Agreement, and (3) no Consenting Noteholder shall, nor shall any action taken by a Consenting Noteholder pursuant to this Agreement, be deemed to be acting in concert or as any group with any other Consenting Noteholder with respect to the obligations under this Agreement, nor shall this Agreement create a presumption that the Consenting Noteholders are in any way acting as a group. All rights under this Agreement are separately granted to each Consenting Noteholders by the Companies and vice versa, and the use of a single document is for the convenience of the Parties. Each Party’s decision to commit to enter into the transactions contemplated by this Agreement has been made independently and is based upon its own business judgment. (2) The Companies understand that the Consenting Noteholders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Companies acknowledge and agree that, subject to the express terms hereof, the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Noteholders that principally manage and/or supervise the Consenting Noteholders’ investment in the Companies, and shall not apply to any other trading desk or business group of the Consenting Noteholders so long as they are not acting at the direction or for the benefit of such Consenting Noteholders and so long as confidentiality is maintained consistent with any applicable confidentiality agreement. Section 31. Releases by the Companies of the Consenting Noteholders (a) Definitions. (1) “Company Releasing Parties” means each of the Companies, and, to the maximum extent permitted by law, each of the Companies on behalf of their respective controlled Affiliates. (2) “Released Parties” means the Consenting Noteholders and each of their respective Affiliates and Related Parties; provided, however, that under no circumstance shall any Libman Party be a Released Party pursuant to this Agreement.

16 (3) “Released Claims” means any claims or rights of the Companies released pursuant to this Section 31. (4) “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or entity’s respective heirs, executors, estates, and nominees. (b) Releases by the Companies. Except as expressly set forth in this Agreement, effective on the date that the Exchange Offer is consummated, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities, including any Related Parties of the Company Releasing Parties, who may purport to assert any cause of action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all causes of action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim against, or interest in, a Company Releasing Parties, based on or relating to, or in any manner arising from, in whole or in part, the Companies (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Companies, the subject matter of, or the transactions or events giving rise to, any claim or interest against the Companies, the business or contractual arrangements between any Company and any Released Party, the Companies’ and Consenting Noteholders’ efforts with respect to the Exchange Offer and Consent Solicitation, this Agreement, the Definitive Documents, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, including the issuance or distribution of the New Securities, or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Settlement Date. (c) No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Agreement and the Definitive Documents, no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, nonexistence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement or any of the Definitive Documents.

17 (d) Releases of Unknown Claims. Each of the Company Releasing Parties expressly acknowledges that in some circumstances a general release may not extend to Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Company Releasing Party expressly waives and relinquishes any and all rights such Company Releasing Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release or which may in any way limit the effect or scope of the releases with respect to Released Claims which such Company Releasing Party did not know or suspect to exist in such Company Releasing Party’s favor at the time of providing the release, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Company Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in this Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen. (e) Turnover of Subsequently Recovered Assets. In the event that any Company Releasing Party (including any successor or assignee thereof and including through any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar entity) is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any claim, cause of action, or litigation against any Released Party that was released pursuant to the above releases (or would have been released pursuant to the release if the party bringing such claim were a releasing Party), such Company Releasing Party (i) shall not commingle any such recovery with any of its other assets and (ii) agrees that it shall promptly turnover and assign any such recoveries to, and hold them in trust for, such Released Party. (f) Covenant Not to Sue. Each of the Company Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims. (g) Notwithstanding anything to the contrary in this Agreement, this section (Releases by the Companies of the Consenting Noteholders) shall become effective only upon the Settlement Date and shall be void if this Agreement is validly terminated prior to the Settlement Date. (h) For the avoidance of doubt, notwithstanding the consummation of the Exchange Offer and Consent Solicitation, each Consenting Noteholder shall retain any other rights or claims arising in law or equity (other than the contractual obligations expressly set forth in the 2025 Unsecured Notes), including any claims for breach of fiduciary duty, fraudulent transfer, veil piercing or any other alter ego theory based claims, or derivative claims. The Company Parties covenant not to assert to the contrary. This Section 31(h) shall survive the termination of this Agreement.

18 Section 32. Interpretation. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner; and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. (Remainder of Page Intentionally Left Blank)

SIGNATURE PAGE TO EXCHANGE SUPPORT AGREEMENT IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above. FINANCE OF AMERICA FUNDING LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Executive Officer FINANCE OF AMERICA EQUITY CAPITAL LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Executive Officer FINANCE OF AMERICA HOLDINGS LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Administrative Officer INCENTER LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Administrative Officer FINANCE OF AMERICA MORTGAGE LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Administrative Officer

SIGNATURE PAGE TO EXCHANGE SUPPORT AGREEMENT FINANCE OF AMERICA REVERSE LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Administrative Officer MM RISK RETENTION LLC By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Administrative Officer

SIGNATURE PAGE TO EXCHANGE SUPPORT AGREEMENT IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above. BRIGADE CAPITAL MANAGEMENT, LP, for and on behalf of funds and accounts managed by it or its affiliates, as a Consenting Noteholder By: /s/ Aaron Daniels_________ Name: Aaron Daniels Title: Authorized Signatory Principal Amount of 2025 Unsecured Notes: $[******] Brigade Capital Management, LP 399 Park Avenue 16th Floor, New York, NY, 10022 Attention: Chris Chaice Email: [******] with copy to: Sidley Austin LLP Neil Horner Email: [******]

SIGNATURE PAGE TO EXCHANGE SUPPORT AGREEMENT ANCHORAGE CAPITAL ADVISORS, L.P., for and on behalf of funds and accounts managed by it or its affiliates, as a Consenting Noteholder By: /s/ Robert Dunleavy Name: Robert Dunleavy Title: Authorized Signatory Principal Amount of 2025 Unsecured Notes: $[******] Anchorage Capital Advisors, L.P. 610 Broadway 6th Floor, New York, NY, 10012 Attention: Patrick McGrath Email: [******] with copy to: Sidley Austin LLP Neil Horner Email: [******]

SIGNATURE PAGE TO EXCHANGE SUPPORT AGREEMENT BEACH POINT CAPITAL MANAGEMENT LP, for and on behalf of funds and accounts managed by it or its affiliates, as a Consenting Noteholder By: /s/ Allan Schweitzer Name: Allan Schweitzer Title: Authorized Signatory Principal Amount of 2025 Unsecured Notes: $[******] Beach Point Capital Management LP 1620 26th Street Suite 6000N, Santa Monica, CA, 90404 Attention: Tony Cardona and Jordan Sauer Email: [******] with copy to: Sidley Austin LLP Neil Horner Email: [******]

Exhibit A Form of Joinder Agreement

FORM OF JOINDER AGREEMENT FOR CONSENTING NOTEHOLDERS This Joinder Agreement to Exchange Support Agreement, dated as of [ ], 2024 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company and the Consenting Noteholders is executed and delivered by [●] (the “Joining Party”) as of [ ], 2024. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement. 1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Noteholder” and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party. 2. Representations and Warranties. With respect to the aggregate principal amount of 2025 Unsecured Notes, in each case, set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Noteholders set forth in Section 5 and Section 6 of the Agreement to each other Party to the Agreement. 3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, located in the Borough of Manhattan, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 4. Counterparts. Delivery of an executed signature page of this Agreement by email shall be effective as delivery of a manually executed signature page of this Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. (Signature Page Follows)

SIGNATURE PAGE TO JOINDER TO EXCHANGE SUPPORT AGREEMENT IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above. Consenting Noteholder [ ] By: Name: Title: Principal Amount of 2025 Unsecured Notes: $ Notice Address: Attention: E-mail:

Exhibit B Exchange Term Sheet

FINANCE OF AMERICA FUNDING LLC EXCHANGE TERM SHEET3 JUNE 24, 2024 THIS EXCHANGE TERM SHEET (TOGETHER WITH ALL ANNEXES, SCHEDULES, AND EXHIBITS HERETO, THIS “EXCHANGE TERM SHEET”) DESCRIBES THE PRINCIPAL TERMS AND CONDITIONS OF AN EXCHANGE TRANSACTION FOR FINANCE OF AMERICA FUNDING LLC AND CERTAIN OF ITS AFFILIATES THAT WILL BE EFFECTUATED ON THE TERMS, AND SUBJECT TO THE CONDITIONS, SET FORTH IN THE EXCHANGE OFFER SUPPORT AGREEMENT (TOGETHER WITH THE EXHIBITS AND SCHEDULES ATTACHED TO SUCH AGREEMENT, INCLUDING THIS EXCHANGE TERM SHEET, EACH AS MAY BE AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “EXCHANGE OFFER SUPPORT AGREEMENT”). THIS EXCHANGE TERM SHEET IS NOT (NOR SHALL IT BE CONSTRUED AS) AN OFFER, ACCEPTANCE OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS OR OTHER INSTRUMENTS. ANY SUCH OFFER, ACCEPTANCE OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE LAWS, INCLUDING APPLICABLE SECURITIES LAWS. THIS EXCHANGE TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS NOT INCONSISTENT IN ANY MATERIAL RESPECT WITH THE TERMS SET FORTH HEREIN AND THE EXCHANGE OFFER SUPPORT AGREEMENT, AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. THIS EXCHANGE TERM SHEET HAS BEEN PRODUCED FOR SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES AND LAWS. NOTHING IN THIS EXCHANGE TERM SHEET SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF FACT OR LIABILITY OF ANY KIND. 3 Capitalized terms used but not defined in this Exchange Term Sheet have the meanings given to such terms in the Exchange Offer Support Agreement.

- 2 - GENERAL PROVISIONS Implementation FOA Funding will conduct (1) an exchange offer for any and all 2025 Unsecured Notes from eligible holders in exchange for, on a ratable basis per $1,000 principal amount of 2025 Unsecured Notes, (a) up to $200 million aggregate principal amount of the New First Lien Notes and (b) up to $150 million aggregate principal amount of New First Lien Exchangeable Notes (the “Exchange Offer”), and (2) a related consent solicitation (the “Consent Solicitation”) to eliminate substantially all of the covenants in the Unsecured Notes Indenture, each on the terms and subject to the conditions described in this Exchange Term Sheet and related exhibits (the transactions described in clauses (1) and (2), collectively, the “Exchange Transactions”). A summary of the material terms of the New First Lien Notes and the New First Lien Exchangeable Notes can be found in Exhibit 1 and Exhibit 2 to this Exchange Term Sheet, respectively. Eligible Holders FOA Funding will conduct the Exchange Transactions in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Each holder of 2025 Unsecured Notes wishing to participate in the Exchange Offer and Consent Solicitation will certify as to its status as a “QIB” as defined in Rule 144A under the Securities Act or a person that is not a “U.S. person” within the meaning of Regulation S under the Securities Act. Consent Solicitation Eligible holders who tender 2025 Unsecured Notes pursuant to the Exchange Offer are required to deliver a consent (a “Consent”) to certain proposed amendments to the Unsecured Notes Indenture (the “Amendments”). The Amendments will: (1) eliminate substantially all of the restrictive covenants contained in the Unsecured Notes Indenture including the covenants entitled: • “Reports and Other Information” (§4.03); • “Compliance Certificate” (§4.04); • “Taxes” (§4.05); • “Limitation on Restricted Payments” (§4.07); • “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” (§4.08); • “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (§4.09); • “Asset Sales” (§4.10); • “Transactions with Affiliates” (§4.11); • “Liens” (§4.12); • “Company Existence” (§4.13); • “Offer to Repurchase Upon Change of Control” (§4.14); • “Limitation on Guarantee of Indebtedness by Restricted Subsidiaries” (§4.15);

- 3 - 4 “Working Capital Notes” means (1) that certain Amended and Restated Revolving Working Capital Promissory Note, dated January 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time) by and between FOA Equity Capital, as borrower, and BTO Urban Holdings L.L.C., as noteholder and (2) that certain Amended and Restated Revolving Working Capital Promissory Note, dated January 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time) by and between FOA Equity Capital, as borrower, and Libman Family Holdings, LLC, as noteholder. • “Suspension of Covenants” (§4.17); • clauses (ii), (iii) and (iv) of paragraph (a) and paragraph (f) of “Merger, Consolidation or Sale of All or Substantially All Assets” (§5.01); and (2) (i) eliminate all events of default under the Unsecured Notes Indenture (a) as they apply to the covenants referred to in (1) above and (b) described in clauses (iv), (v), and (viii) of paragraph (a) of the provision entitled “Events of Default” (§6.01), in each case other than the events of default described in clauses (i) and (ii) of paragraph (a) of the provision entitled “Events of Default” (§6.01) related to the failure to pay principal of, premium on, if any, or interest, if any, on the 2025 Unsecured Notes and (ii) amend clauses (vi) and (vii) of paragraph (a) of the provision entitled “Events of Default” (§6.01), relating to certain events of bankruptcy, insolvency or reorganization, by eliminating all references to “Significant Subsidiary” or “group of Restricted Subsidiaries.” By tendering their 2025 Unsecured Notes in connection with the Exchange Offer, eligible holders will be deemed to have delivered Consents to the Amendments with respect to such 2025 Unsecured Notes being tendered. Requisite Consents; Supplemental Indenture In order to approve the Amendments to the Unsecured Notes Indenture, Consents must be delivered and not revoked in respect of at least a majority in aggregate principal amount of the 2025 Unsecured Notes outstanding (other than 2025 Unsecured Notes beneficially owned by FOA Funding or its affiliates) (“Requisite Consents”). Promptly following the expiration of the Consent Solicitation, if the Requisite Consents have been delivered with respect to the 2025 Unsecured Notes, FOA Funding, the guarantors of the 2025 Unsecured Notes and the trustee for the 2025 Unsecured Notes will enter into a supplemental indenture to the Unsecured Notes Indenture giving effect to the Amendments. The Amendments will not become operative until consummation of the Exchange Offer. In the event that FOA Funding does not consummate the Exchange Offer for any reason, the Unsecured Notes Indenture will remain in effect in its current form. Conditions to the Exchange Offer, and Consent Solicitation The Exchange Offer and Consent Solicitation will be subject to (1) customary and usual conditions including the Requisite Consents having been received, the Exchange Offer Support Agreement having remained in full force and effect and the cross condition of consummation of the Exchange Offer and Consent Solicitation and (2) all necessary steps for the repayment in full of the Working Capital Notes4 and release of guarantees and liens on the assets securing the Working Capital Notes have been taken.

- 4 - Definitive Documents This Exchange Term Sheet does not set forth all of the terms of the Exchange Transactions and any definitive or binding agreement shall be subject to the Definitive Documents, which Definitive Documents shall not be inconsistent in any material respect with the terms and conditions of this Exchange Term Sheet and the Exchange Offer Support Agreement. Any documents contemplated by this Exchange Term Sheet, including any Definitive Documents, that remain the subject of negotiation as of the Agreement Effective Date shall be subject to the rights and obligations set forth in the Exchange Offer Support Agreement.

1 EXHIBIT 1 SUMMARY OF KEY TERMS OF THE NEW FIRST LIEN NOTES The summary below (this “Term Sheet”) describes the proposed principal terms of the New First Lien Notes as contemplated by the Exchange Offer Support Agreement and Exchange Term Sheet to which this Term Sheet is attached. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not give rise to any legally binding obligation on the part of any party except as expressly set forth in the Exchange Offer Support Agreement, and no such legally binding obligation shall arise unless and until the execution and delivery of the Definitive Documents. Terms used but not otherwise defined herein shall have the meaning assigned thereto in the Exchange Offer Support Agreement, including the Exchange Term Sheet. Issuer Finance of America Funding LLC. Notes Up to $200 million aggregate principal amount of 7.875% Senior Secured First Lien Notes due 2026 (the “Notes”). The principal amount of the Notes to be issued in the Exchange Transactions shall be reduced ratably based on the principal amount of 2025 Unsecured Notes, if any, that are not exchanged for Notes in the Exchange Transactions (e.g. if 90% of the outstanding principal amount of 2025 Unsecured Notes are exchanged in the Exchange Transactions, $180 million in Notes would be issued). Interest Rate The Notes will bear interest at the rate of (i) 7.875% per annum from the date of issuance of the Notes (“Closing Date”) to the first anniversary of the Closing Date, (ii) 8.875% per annum from the first anniversary of the Closing Date until the Scheduled Maturity Date (as defined below), and (iii) 9.875% during any period after the Scheduled Maturity Date. Maturity Date November 30, 2026 (the “Scheduled Maturity Date”), which may be extended at the election of the Issuer until November 30, 2027, subject to (i) an increase in the applicable Interest Rate during the extension term described as above, (ii) payment of the Extension Fee (as defined below), (iii) absence of an event of default as of the date of such extension and (iv) receipt of written notice, no earlier than sixty (60) days, and no later than thirty (30) days, prior to the Scheduled Maturity Date. Trustee and Collateral Agent U.S. Bank Trust Company, National Association. Interest Payment Dates Interest on the Notes will be payable in cash semi-annually on May 30 and November 30 of each year, beginning on November 30, 2024. Default Rate Following the occurrence of an event of default, all outstanding obligations shall accrue interest from the date such event of default occurs until such event of default is waived, at a rate per annum equal to 2.0% above the otherwise applicable Interest Rate. Upfront Fee The Issuer shall pay, to holders that participate in the Exchange Transactions, a fee equal to 0.25% of the principal amount of the Notes,

2 which shall be due and payable on, and subject to the occurrence of, the Closing Date, and shall be non-refundable when paid. Extension Fee As a condition to the extension of the Scheduled Maturity Date, the Issuer shall pay a fee equal to 0.25% of the principal amount of the Notes prior to the effectiveness of any such extension, which shall be non-refundable when paid. Guarantees The obligations under the Notes will be fully and unconditionally guaranteed by each of FOA Equity Capital, as parent guarantor, Finance of America Holdings LLC, Incenter LLC, Finance of America Mortgage LLC, Finance of America Reverse LLC (“FoA Reverse”) and MM Risk Retention LLC (“MM Risk”) (each, a “Guarantor” and collectively, the “Guarantors”). Collateral The Notes will be secured by first priority perfected security interest in the assets described below (collectively, the “Collateral”): (i) grant by FoA Reverse of all of the equity interests in MM Risk and MM Revolver LLC (“MM Revolver”); (ii) grant by MM Risk, any Guarantor and any other majority owned affiliate thereof, as applicable, of all of the equity instruments required to be retained by MM Risk, any Guarantor, or any other majority owned affiliate thereof (whether now existing or acquired or arising after the Closing Date) in connection with the issuance of proprietary reverse mortgage loan asset-backed securitizations, which, for the avoidance of doubt, shall include (whether held by the holder of residual certificates, by holding equity of the issuer of any securitization or in any other form, in each case whether existing as of the Closing Date or acquired or arising after the Closing Date): (a) (1) any residual interests representing the most subordinate economic tranche issued by any issuing entity in connection with any proprietary reverse mortgage loan asset-backed securitization, retained by MM Risk, any Guarantor or any other majority owned affiliate thereof and (2) any other unrated interests retained by MM Risk, any Guarantor or any other majority owned affiliate thereof in connection with the issuance of any such securitization; (b) all of the equity instruments required to be retained by MM Risk, any Guarantor, or any other majority owned affiliate thereof in connection with the issuance of proprietary reverse mortgage loan asset-backed securitizations by Issuer, any Guarantor or any majority owned affiliate thereof; and

3 (c) to the extent not included in the assets described in clauses (a) and (b) above, all of the “call rights” in respect of proprietary reverse mortgage loan asset- backed securitizations by any Guarantor or any majority owned affiliate thereof, in each case, to the extent retained or controlled by such party (the assets described in clauses (i) and (ii), collectively, the “Pledged Risk Retention Instruments”); (iii) the Debt Service Reserve (as defined below); and (iv) all product and proceeds of the foregoing; subject in each case only to customary permitted liens, including a pari passu priority lien on the Collateral for the benefit of up to $150 million principal amount of the New First Lien Exchangeable Notes. The Issuer shall cause the Collateral described in the foregoing clause (ii) to be held only by MM Risk (or, in the case of clause (ii)(c) indirectly by MM Revolver by MM Revolver’s ownership of one or more special purpose issuing entities for the applicable asset-backed securitization entities that hold such rights described in clause (ii)(c)). Disposition of Collateral The Issuer may directly or indirectly (i) sell, dispose or otherwise transfer any “call rights” with respect to Pledged Risk Retention Instruments and/or any Pledged Risk Retention Instruments or (ii) exercise “call rights” with respect to any Pledged Risk Retention Instruments (or any related securitization is otherwise redeemed) (each, a “Call Event”), which may be through a sale, transfer or other monetization of the proprietary reverse mortgage loans (and other collateral assets in respect thereof) (collectively, the “Called Securitized Assets”), provided in each case, the aggregate net proceeds thereof that are allocable to the Pledged Risk Retention Instruments or “call rights”, as applicable, subject to such Call Event (“Net Cash Proceeds”) shall be applied solely (w) to originate or acquire (including by acquiring rights to, by exercising related “call rights” and satisfying related indebtedness) proprietary reverse mortgage loans that are reasonably expected to be (at the time of origination) and are, within a period that begins upon such Call Event and ends on the first month-end that occurs not earlier than one hundred eighty (180) days following such Call Event, included in (1) asset backed securitizations that generate Pledged Risk Retention Instruments included in Collateral in the ordinary course of business or (2) asset sales, financings, derivative, co-investment or alternative transactions that result in the monetization of such proprietary reverse mortgage loans and generate cash or cash equivalents that are subject to application solely as permitted by clauses (w) through (z) hereof, (x) to pay interest on the Notes or the New First Lien Exchangeable Notes (including through funding amounts in the Debt Service Reserve (as defined below)), (y) to partially prepay the Notes as provided below under “Amortization Payment” or (z) to redeem the Notes as provided below under “Mandatory Redemption” or

4 fund any offer to repurchase or otherwise repurchase the New First Lien Exchangeable Notes. Prior to any application as required pursuant to the foregoing clauses (w) through (z), cash and cash equivalent proceeds of Collateral shall be credited to a deposit account or securities account subject to a first priority lien (and springing account control agreement) in favor of the Collateral Agent. Cash Management and Debt Service Reserve The Issuer shall not permit any restricted subsidiary that is not a Guarantor to hold any unrestricted cash or cash equivalents unless the transfer of such unrestricted cash or cash equivalents to a subsidiary Guarantor is prohibited under law or by contracts entered into in the ordinary course of business (including pursuant to any indebtedness permitted to be incurred by such restricted subsidiary). If at any month- end measurement date, the Issuer and the subsidiary Guarantors collectively hold any unrestricted cash or cash equivalents in an aggregate amount in excess of $90.0 million (measured at month end), the Issuer shall cause such excess to be credited to an account of the Issuer or a subsidiary Guarantor pledged to the Collateral Agent as collateral for the Notes and subject to a fully blocked account control agreement in favor of the Collateral Agent (such account the “Debt Service Reserve”). Prior to the acceleration of the Notes, amounts shall be released from the Debt Service Reserve solely to (i) pay interest on the Notes and the New First Lien Exchangeable Notes due and payable, (ii) redeem the Notes, (iii) to partially prepay the Notes as provided below under “Amortization Payment” or (iv) fund any offer to repurchase or repurchase the New First Lien Exchangeable Notes. Ranking The Notes will be senior secured obligations of the Issuer and the Guarantors and will rank pari passu in right of payment with all other senior indebtedness of the Issuer and the Guarantors, including the New First Lien Exchangeable Notes. The Notes will be secured on a pari passu basis by first priority liens (subject to permitted liens) on the same Collateral that will secure obligations under the New First Lien Exchangeable Notes. The Notes (and the New First Lien Exchangeable Notes) will be effectively senior to any of the Issuer’s or the Guarantors’ existing and future unsecured indebtedness to the extent of the value of the Collateral. The obligations in respect of the Notes and the New First Lien Exchangeable Notes shall be governed by a customary pari passu intercreditor agreement between the Trustee/Collateral Agent for the Notes and the Trustee/Collateral Agent for the New First Lien Exchangeable Notes, in form and substance acceptable to the Consenting Noteholders. Mandatory Redemption The Issuer shall redeem the Notes at a redemption price of par plus accrued and unpaid interest, upon the occurrence of the following events: (i) Amounts on deposit in the Debt Service Reserve on any date of determination, to the extent such amounts exceed by at least $10,000,000 the amount of interest expected to be due

5 and payable on the Notes and the New First Lien Exchangeable Notes on the next two scheduled Interest Payment Dates (based on the then outstanding principal amount of the Notes and the then applicable Interest Rate), to the extent of the entire amount of such excess (including, for the avoidance of doubt, such $10,000,000); (ii) An amount equal to the Net Cash Proceeds, to the extent not applied under clauses (w), (x) or (y) under the heading “Collateral” above; and (iii) Other events consistent with those contained in the Unsecured Notes Indenture for the sale of assets not constituting Collateral; provided, that, all such mandatory redemptions pursuant to clauses (i), (ii) and (iii) shall be made (i) absent an event of default and acceleration of the Notes and the New First Lien Exchangeable Notes, first, to the Notes and thereafter, as may be required by the indenture for the New First Lien Exchangeable Notes and (ii) upon an event of default and acceleration of the Notes and the New First Lien Exchangeable Notes, pari passu to the Notes and New First Lien Exchangeable Notes in accordance with terms of the New First Lien Exchangeable Notes. Amortization Payment On November 15, 2025, the Issuer shall pay, in cash, an amortization payment of $250 per each $1,000 in initial principal amount of Notes. The amortization payment will constitute a partial repayment of principal on the Notes. Documentation The definitive documentation with respect to the Notes (the “Notes Documents”) will be based on, and consistent with, the Unsecured Notes Indenture, with modifications acceptable to the Consenting Noteholders to reflect (i) the terms set forth in this Term Sheet, (ii) the Collateral as security for the Notes and for the New First Lien Exchangeable Notes, (iii) affirmative and negative covenants and events of default substantially consistent with those contained in the Amended and Restated Revolving Working Capital Promissory Note dated January 30, 2024 among FOA Equity Capital and BTO Urban Holdings L.L.C. (“Blackstone Note”) (with exceptions, baskets and thresholds to be adjusted as determined in good faith by the Consenting Noteholders and the Issuer; provided, that, none of the affirmative and negative covenants described in the foregoing clause (iii) shall apply to FOA Equity Capital), (iv) the structure, jurisdiction and business of the Issuer, the Guarantors and their subsidiaries as of the Closing Date, (v) changes in law or accounting standards since the date of the Unsecured Notes Indenture, (vi) a covenant prohibiting the Issuer from paying any consideration to holders of Notes for their consent to waive or amend any terms of the indenture for the Notes or the Notes, unless such consideration is offered to all holders of Notes, (vii) a cross default to the New First Lien Exchangeable Notes and (viii) such other modifications as determined in

6 good faith by the Consenting Noteholders and the Issuer to be necessary to effect the transactions (the “Documentation Principles”). Covenants/Events of Default Subject to the Documentation Principles, the affirmative and negative covenants, events of default and defined terms will contain such other terms as may be determined in good faith by the Consenting Noteholders and the Issuer and are customary for high yield senior secured debt securities of this type. Board Seat Upon any event of default under the Notes or the New First Lien Exchangeable Notes, after giving effect to any cure periods, the Consenting Noteholders shall be permitted to appoint a single representative to the board of directors of PubCo. Transfer Restrictions The Notes will not be registered under the Securities Act or any state securities laws and will therefore be subject to restrictions on transferability and resale. Defeasance Customary for high yield senior secured debt securities of this type, consistent with the Documentation Principles. Registration Rights None. Issue Price Within sixty (60) days after the issue date, the Issuer and the Consenting Noteholders shall mutually agree on the issue price of the Notes for federal income tax purposes. Governing Law All Notes Documents shall be governed in all respects by the laws of the State of New York.

1 EXHIBIT 2 SUMMARY OF KEY TERMS OF THE NEW FIRST LIEN EXCHANGEABLE NOTES The summary below (this “Term Sheet”) describes the proposed principal terms of the New First Lien Exchangeable Notes as contemplated by the Exchange Offer Support Agreement and Exchange Term Sheet to which this Term Sheet is attached. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not give rise to any legally binding obligation on the part of any party except as expressly set forth in the Exchange Offer Support Agreement, and no such legally binding obligation shall arise unless and until the execution and delivery of the Definitive Documents. Terms used but not otherwise defined herein shall have the meaning assigned thereto in the Exchange Offer Support Agreement, including the Exchange Term Sheet. Issuer Finance of America Funding LLC. Issuer of Common Stock Finance of Americas Companies Inc. (“PubCo”), an indirect parent of the Issuer. Notes $150 million aggregate principal amount of 10.000% Exchangeable Senior Secured First Lien Notes due 2029 (the “Notes”). The principal amount of the Notes to be issued in the Exchange Transactions shall be reduced ratably based on the principal amount of 2025 Unsecured Notes, if any, that are not exchanged for Notes in the Exchange Transactions (e.g. if 90% of the outstanding principal amount of 2025 Unsecured Notes are exchanged in the Exchange Transactions, $135 million in Notes would be issued). Holders of the Notes may exchange their Notes for PubCo Common Stock (as defined below) as described below under “Exchange Rights.” Common Stock Information Class A Common Stock of PubCo (“PubCo Common Stock”) bearing Ticker Symbol: “FOA” on the New York Stock Exchange (NYSE). Interest Rate The Notes will bear interest at the rate of 10.000% per annum from the date of issuance of the Notes (“Closing Date”) to the Maturity Date. Maturity Date November 30, 2029, unless earlier repurchased, redeemed or exchanged. Trustee and Collateral Agent U.S. Bank Trust Company, National Association. Interest Payment Dates Interest on the Notes will be payable in cash semi-annually on May 30 and November 30 of each year, beginning on November 30, 2024.

2 Default Rate Following the occurrence of an event of default, all outstanding obligations shall accrue interest from the date such event of default occurs until such event of default is waived, at a rate per annum equal to 2.0% above the otherwise applicable Interest Rate. Upfront Fee The Issuer shall pay, to holders that participate in the Exchange Transactions, a fee equal to 0.25% of the principal amount of the Notes, which shall be due and payable on, and subject to the occurrence of, the Closing Date, and shall be non-refundable when paid. Guarantees Same as New First Lien Notes. Collateral Same as New First Lien Notes, subject in each case only to permitted liens, including a first priority lien on the Collateral for the benefit of up to $200 million principal amount of the New First Lien Notes. Disposition of Collateral The Issuer may directly or indirectly (i) sell, dispose or otherwise transfer any “call rights” with respect to Pledged Risk Retention Instruments and/or any Pledged Risk Retention Instruments or (ii) exercise “call rights” with respect to any Pledged Risk Retention Instruments (or any related securitization is otherwise redeemed) (each, a “Call Event”), which may be through a sale, transfer or other monetization of the proprietary reverse mortgage loans (and other collateral assets in respect thereof) (collectively, the “Called Securitized Assets”), provided in each case, the aggregate net proceeds thereof that are allocable to the Pledged Risk Retention Instruments or “call rights”, as applicable, subject to such Call Event (“Net Cash Proceeds”) shall be applied solely (w) to originate or acquire (including by acquiring rights to, by exercising related “call rights” and satisfying related indebtedness) proprietary reverse mortgage loans that are reasonably expected to be (at the time of origination) and are, within a period that begins upon such Call Event and ends on the first month-end that occurs not earlier than one hundred eighty (180) days following such Call Event (the “Reinvestment Period”), included in (1) asset backed securitizations that generate Pledged Risk Retention Instruments included in Collateral in the ordinary course of business or (2) asset sales, financings, derivative, co- investment or alternative transactions that result in the monetization of such proprietary reverse mortgage loans and generate cash or cash equivalents that are subject to application solely as permitted by clauses (w) through (z) hereof, (x) to pay interest on the Notes or the New First Lien Notes (including through funding amounts in the Debt Service Reserve (as defined in the Summary of Key Terms of the New First Lien Notes)), (y) to make required amortization

3 payments under the New First Lien Notes or (z) to make redemption offers in respect of the Notes as provided below or fund any offer to repurchase or otherwise repurchase the New First Lien Notes. Prior to any application as required pursuant to the foregoing clauses (w) through (z), cash and cash equivalent proceeds of Collateral shall be credited to a deposit account or securities account subject to a first priority lien (and springing account control agreement) in favor of the Collateral Agent. Upon the expiration of the Reinvestment Period, to the extent that the remaining Net Cash Proceeds, if any, exceed the Proceeds Threshold (such proceeds in excess of the Proceeds Threshold, the “Excess Proceeds”), the Company shall be required to use such Excess Proceeds to offer to repurchase the Notes at par plus accrued and unpaid interest thereon, unless either (A) the Collateral Coverage Ratio as of the expiration of the Reinvestment Period is at least 150% or (B) the Support Holders have failed to delivered a written request that the Issuer commence an offer to repurchase the Notes by the Request Deadline. Any Net Cash Proceeds (i) not required to be used to make an offer to repurchase the Notes in accordance with subsections (A) or (B) of the foregoing paragraph or (ii) remaining after the consummation of such an offer to repurchase the Notes may be used by the Issuer for any purpose allowed under the indenture for the Notes. “Collateral Coverage Ratio” shall be defined as the ratio, as of any date of determination, of (x) the value of the Pledged Risk Retention Instruments included in the Collateral, as most recently determined by the Issuer in accordance with its customary practices and certified in writing to the Trustee to (y) the outstanding principal amount of the Notes. “Proceeds Threshold” shall be defined as $25,000,000 “Request Deadline” is the date that is five (5) business days after the Support Holders have received notice from the Issuer of the expiration of the Reinvestment Period. “Support Holders” shall mean (i) more than 50% of the Initial Consenting Noteholders (as such term is defined in the Exchange Offer Support Agreement) who are holders of the Notes and, (ii) from such time as no Initial Consenting Holder holds any of the Notes, more than 50% of the holders of all of the outstanding Notes.

4 Ranking The Notes will be senior secured obligations of the Issuer and the Guarantors (as defined in the Summary of Key Terms of the New First Lien Notes) and will rank pari passu in right of payment with all other senior indebtedness of the Issuer and the Guarantors, including the New First Lien Notes. The Notes will be secured on a pari passu basis by first priority liens (subject to permitted liens) on the same Collateral that will secure obligations under the New First Lien Notes. The Notes (and the New First Lien Notes) will be effectively senior to any of the Issuer’s or the Guarantors’ existing and future unsecured indebtedness to the extent of the value of the Collateral. The obligations in respect of the Notes and the New First Lien Notes shall be governed by a customary pari passu intercreditor agreement between the Trustee/Collateral Agent for the Notes and the Trustee/Collateral Agent for the New First Lien Notes, in form and substance acceptable to the Consenting Noteholders. Exchange Rate and Exchange Price Initially, 363.6364 shares of PubCo Common Stock (prior to consummation of the reverse stock split of the shares of PubCo Common Stock described in the SEC Form 8-k filing made by PubCo on June 11, 2024, i.e. 36.36364 shares after consummation of such reverse stock split) per $1,000 principal amount of Notes (the “Exchange Rate”). Equivalent to an initial exchange price of approximately $2.75 (prior to consummation of the reverse stock split of the shares of PubCo Common Stock described in the SEC Form 8-k filing made by PubCo on June 11, 2024, i.e. $27.50 after consummation of such reverse stock split) per share of PubCo Common Stock (the “Exchange Price”). The Exchange Rate will be subject to customary anti-dilution adjustments, including for stock splits and reverse splits, certain dividends, distributions or issuances of rights, options or warrants, customary for instruments of this type. Exchange Rights Holders of the Notes may exchange all or any portion of their Notes at their option, at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date, subject to “Exchange Blockers” below. Settlement Method Physical settlement. Shareholder approval for the transaction, including the issuance of PubCo Common Stock in connection with the exchange of the New First Lien Exchangeable Notes shall be obtained as a condition to the closing of the sale of the Notes.

5 Exchange Blockers Customary exchange blockers to be included for: • HSR • State and federal Regulatory approvals. For the avoidance of doubt, exchange blockers will block the applicable exchange of Notes, and no consideration will be deliverable or payable related thereto. In addition, to the extent that Pubco determines in good faith that it would be in the best interest of Pubco to do so in order to preserve the benefit of tax attributes of Pubco and/or its subsidiaries, including net operating losses, the Issuer in its discretion may elect to settle any exchange in part or in whole by delivering the cash value of the shares otherwise deliverable upon such exchange. No redemption The Issuer shall not be permitted to redeem the Notes at its option prior to the Maturity Date. No Mandatory Redemption The Issuer shall not be required to mandatorily redeem the notes prior to maturity. It being understood, for the avoidance of doubt, that the Issuer may be required to make an offer to purchase the Notes as described under “Asset Sales of Collateral” and “Fundamental Change.” Fundamental Change If a “Fundamental Change” occurs, subject to certain conditions, holders of the Notes may require the Issuer to repurchase for cash all or part of their Notes. The fundamental change repurchase price will be equal to 101% of the principal amount of the Notes to be repurchased, plus a customary make-whole payment calculated as the amount of all remaining scheduled interest payments through the Maturity Date, discounted at the Treasury Rate. “Fundamental Change” to be defined to include (i) any transaction resulting in the acquisition of more than 50% of the total voting power of the voting stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies by persons other than Permitted Holders (consistent with the definition of Change of Control in the existing Unsecured Notes Indenture) (such transaction, a “Fundamental Equity Transaction”); provided that no such Fundamental Equity Transaction shall be deemed to be a Fundamental Change pursuant to this clause (i) except to the extent that either (A) such transaction required the approval of, and was approved by, the board of directors of PubCo or (B) any Libman Party participates as a seller of equity securities in such Fundamental Equity Transaction; (ii) sales of all or substantially all assets of PubCo and its subsidiaries; (iii) Issuer or its successors ceasing to be controlled directly or indirectly by PubCo or its successors; and (iv) delisting of

6 PubCo Common Stock, except due to the involuntary failure to comply with any applicable listing requirements of the NYSE or the liquidation of the assets of PubCo and its subsidiaries following an Event of Default. Documentation The definitive documentation with respect to the Notes (the “Notes Documents”) will be based on, and consistent with, the Unsecured Notes Indenture, with modifications acceptable to the Consenting Noteholders to reflect (i) the terms set forth in this Term Sheet, (ii) the Collateral as security for the Notes and for the New First Lien Notes, (iii) the structure, jurisdiction and business of the Issuer, the Guarantors and their subsidiaries as of the Closing Date, (iv) changes in law or accounting standards since the date of the Unsecured Notes Indenture, (v) a covenant prohibiting the Issuer from paying any consideration to holders of Notes for their consent to waive or amend any terms of the indenture for the Notes or the Notes, unless such consideration is offered to all holders of Notes, (vi) a cross default to the New First Lien Notes and (vii) such other modifications as determined in good faith by the Consenting Noteholders and the Issuer to be necessary to effect the transactions (the “Documentation Principles”). Covenants/Events of Default Subject to the Documentation Principles, the affirmative and negative covenants, events of default and defined terms will contain such other terms as may be determined in good faith by the Consenting Noteholders and the Issuer and are customary for exchangeable instruments of this type. Board Seat Same as New First Lien Notes. Transfer Restrictions Subject to Registration Rights below, neither the Notes nor any shares of PubCo Common Stock deliverable upon exchange of the Notes will be registered under the Securities Act, and the Notes and any such shares of PubCo Common Stock will be subject to restrictions on transferability and resale. Registration Rights Neither the Issuer nor PubCo intends to file a shelf registration statement for the resale of the Notes and the Guarantees. As a result, holders of the Notes may only resell their Notes pursuant to an exemption from the registration requirements of the Securities Act. On the Closing Date, PubCo and the Issuer will enter into a registration rights agreement under which PubCo will agree, at its cost, to: (i) file a shelf registration statement with the SEC and use commercially reasonable efforts to cause such

7 shelf registration statement to become effective on or prior to the 180th day after the date of issuance of the Notes, covering the shares of PubCo Common Stock, if any, deliverable upon exchange of the Notes; (ii) use commercially reasonable efforts to keep the shelf registration statement effective to and including the earlier of (a) the Maturity Date and (b) the date on which (1) there are no longer outstanding any Notes or (2) there are no shares of PubCo Common Stock delivered or deliverable upon exchange, other than shares of PubCo Common Stock that are eligible to be transferred without condition as contemplated under Rule 144 of the Securities Act. Registration Rights subject to customary “blackout periods.” Listing The Notes will not be listed. PubCo Common Stock deliverable upon exchange to be approved for listing on NYSE. Issue Price Within sixty (60) days after the issue date, the Issuer and the Consenting Noteholders shall mutually agree on the issue price of the Notes for federal income tax purposes. Governing Law All Notes Documents shall be governed in all respects by the laws of the State of New York.